8/2/06 2Q06 Earnings Call - QUESTION AND ANSWER SECTION

Operator: [Operator Instructions]. Your first audio question comes from the line of Steven Smigie with Raymond James.

<Q - Steven Smigie>: Great, thank you and congratulations on another great quarter.

<A>: Thank you.

<Q - Steven Smigie>: The first question is just related to the SG&A and R&D, it seems that you guys did a great job of keeping those costs under control. I was hoping you could just on a, say next quarter basis give us what that might look like sequentially in terms of percentage of revenue and then if you could give me a little bit of guidance going forward, after that - I mean you had originally indicated maybe R&D might get up to 3% of revenue. It is just a question if you guys are growing revenue so fast here that the R&D spending can’t keep up?

<A - Keh-Shew Lu>: Steve thank you for your comments. This is Dr. Lu, calling from Taiwan and it’s midnight right now. Okay. I think, our business model is very clear. We try to get our SG&A and R&D together for pro forma basis about 15 to 16% from pro forma basis excluding stock option. And this quarter, as in you already said, you know our R&D is about 2.5% and our SG&A excluding stock option is about 12.4 percent, really it’s about 15 percent. That’s within our business model and, with continued strength of our R&D but we will not taking our R&D high, people thinking about Analog company go to 10 percent. I think we can tell everybody our business model R&D will be 2.5 to 3 percent. And so, we are still going in that direction, control our cost and combined R&D and SG&A to maintain about a standard total of 15% of revenues.

<Q - Steven Smigie>: Okay, I was hoping you could comment a little bit more on gross margin. You said, you expect to comparable in Q3, is that comparable in terms of its growth or just in terms of percentage of revenue.

<A - Keh-Shew Lu>: I think all we are taking about percent.

<A>: Yeah, percentage Steve.

<A - Keh-Shew Lu>: Percent.

<Q - Steven Smigie>: And the last question is, if you could just comment a little bit of any progress you might have made in handsets, I didn’t hear too many design win announcements when Mark went through, but just curious of any progress there? Thank you.

<A - Mark King>: Yeah, I think I can - you know, our revenue is pretty consistent with where it’s been in the previous quarters. We are getting more active in the handsets but there hasn’t been any significant changes over the last two quarters. But it does continue to be an opportunity to drive growth in the future.

<Q - Steven Smigie>: Okay, great. Thanks again.

Operator: Your next question comes from the line of Ramesh Misra with C.E. Unterberg.

<Q - Ramesh Misra>: Good morning everyone and congratulations on the solid report.

<A>: Thank you.

<Q - Ramesh Misra>: My first question was related to inventory, I think you did allude that you are increasing it but in the quarter it was up fairly significantly. So, my question was if you could go into the reasons for that and also where do you see inventory going in the subsequent quarters?

<A - Carl Wertz>: Yeah, Ramesh this is Carl. Inventory went up a little bit as we added some raw materials in our manufacturing facilities.

<Q - Ramesh Misra>: Okay.

<A - Carl Wertz>: We also did a little bit more build in end product in Asia and if Dr. Lu want to add a little bit that will fine too.

<A - Keh-Shew Lu>: I think, you know, we try to - when we try to move our product from our subcontractor to internalize, you always need to start to give us some inventory, okay, some raw material. So, just some contribution we try to qualify our internal capability or quantify the energy product of our internal capability or internal packaging. And so that is just normal and then down the road when we finish this kind of internalization then you would back to normal.

<Q - Ramesh Misra>: I see. And can you talk about how much - as a percentage of sales did Analog account for in the quarter?

<A - Keh-Shew Lu>: You know, we don’t separate our revenue between analog and the discrete. There are reasons behind it. The reason is, you know, we are gained through the multi-chip packaging and the synergy and when you gain through the SMC strategy you’re going to put the analog chip dye, analog die together with the discrete die then it’s very difficult to separate, is it analog business or discrete business? It’s going to the hybrid business. And, you know, we try to encourage our people to increase the sale on both sides, we don’t really want to emphasize one from the other one. That’s why we intentionally do not want to separate. Another reason is because some of the product is very difficult to place as discrete or as analog. For example, our Hall-sensor business, you can classify as a discrete, but you can classify as the analog, because later on our strategy would be, you know, there is some kind of digital function or some kind of analog function together with the Hall-sensor function to make it a total solution. And so, difficult, we try to prevent, or try not to separate between analog and discrete.

<Q - Ramesh Misra>: Okay, and then finally in terms of - this question is probably for you Mark - all these multiple design wins that you’ve received, were they relatively broad based or were there particular areas that stood out in terms of a design activity?

<A - Mark King>: You know, it’s pretty broad based. The one thing about our product line is the variety - so, I try to give a highlight of different types . The one thing that is clear, is that there is a great deal of overlap in our success on our new products with our standard discrete products. But really, you know, we are very active in the broad base customer business and broad based end markets. So, we’re seeing a lot of activity everywhere.

<Q - Ramesh Misra>: Okay, and then just one last one. Do you have products out there already, which are these hybrid kind of part stuff to look. So basically, you know single chip module including both discrete and analog product and what would the timeline of the sales ramp on those be?

<A - Mark King>: I can probably answer that for you. We don’t have any of these end products out yet, and we’ve only been dealing with from initial stage on a customer specific basis. And we’ve have a lot of interest and we’ve done some work with specific customers in that area but we haven’t completed anything or introduced a product yet.

<A - Keh-Shew Lu>: Ramesh, in some of our investor conferences you know, I am talking about step by step approach to this adjacent technology. I think, I mentioned we’re going to start with a chip set kind of concept, right, bring in our discrete component together with our analog device. And then present it to our customer as kind of chip set concept. After we build the confidence with our customer, then we will bring in a more tightened solution of the ASMCC solution. And during the last 6 months after we acquired Anachip, we spend a lot of effort to upgrade that analog design because we want to make sure those analog designs are put into or available to our customers. So, we spend a lot of time to characterize those products and upgrade them to make sure they meet our Diodes requirements because we want to scale together with our Diodes chip - Diode product to the customers. So, therefore we are busy on that area and that’s why Mark talked about, you know, a brand conversion. And that brand conversion is trying to make sure, when we come out Diodes brand on those products it is a good as our Diodes discrete product.

<Q - Ramesh Misra>: Okay, all right. Thanks very much and congratulations again.

<A - Keh-Shew Lu>: Thank you.

Operator: Your next question comes from the line of Christopher Longiaru with Sidoti.

<Q -Christopher Longiaru>: Hi guys, congratulations.

<A>: Thank you Chris.

<A>: Thank you Chris.

<Q - Christopher Longiaru>: My first question is a simple one, Carl this one is for you. The tax rate seem to increase a little bit this quarter.

<A - Carl Wertz>: Right.

<Q - Christopher Longiaru>: By that 20 percent. What was the reason for that or ?

<A - Carl Wertz>: Chris we mentioned that the U.S market was pretty strong. We had better than expected profits in North America.

<Q - Christopher Longiaru>: Okay.

<A - Carl Wertz>: And those profits have substantial greater overall tax rates than Asia and other parts.

<Q - Christopher Longiaru>: Got you.

<A - Carl Wertz>: And also we are still developing our dividend strategy and we have accrued some taxes on dividend related items in Taiwan.

<Q - Christopher Longiaru>: So, going forward we can expect it to trend a little bit downward from the 20% I think it was this quarter?

<A - Carl Wertz>: We always try to mention somewhere in between the 15 and 20% range. It’s just the last couple of quarters we were able to keep at the 15 and 16 so, yeah

<Q - Christopher Longiaru>: Okay.

<A - Carl Wertz>: We are in the high teens.

<A - Keh-Shew Lu>: Yeah, high teens is what we look at forward.

<Q - Christopher Longiaru>: Got it. Okay, thanks and just another one. Now, with respect to acquisitions, now that Richard has joined the team, he is probably going to be more of a focus on that I would imagine. Is there any specific area that you are looking at, you know, and adjacent market that you are focusing on or a geographical location that you might be interested in?

<A - Keh-Shew Lu>: You know, our target actually, we are quite open minded, okay. But we do have some principle when we look at our condition. #1, you need to be have adaptive synergy. If we buy the company from let’s say Asia, then we want to make sure we are able to get those products to sell to US and Europe market. We need to make sure those products can be adopted by the major, you know, global customers.

<Q - Christopher Longiaru>: Right.

<A - Keh-Shew Lu>: If we are buying the company, say in Europe then you need to be able to help manufacturing costs particularly in the European market and spend time, you know, as we meed to have the manufacturing synergy which means we should be able to bring the value, bring their costs down. And if we buy the company in US, we will be able to insure the ability to bring us the technology, the new market and new end equipment. So, #1 we are looking for a company who can help us in both discrete or analog. If they can bring both to us it’s even better. Second, they need to have very good synergy with our customers, you know, customer synergy or manufacturers synergy or both. That is what we are looking for.

<Q - Christopher Longiaru>: Great. Well thanks, that’s all I have, thank you guys very much. Congratulations again.

<A - Keh-Shew Lu>: Thank you.

<A>: Thank you. Operator: Your next question comes from the line of Shawn Harrison with Longbow Research.

<Q - Shawn Harrison>: Hi good morning. This is [indiscernible] calling for Shawn. My first question is regarding your sales trend, could you refresh us what was your typical seasonal growth trend pattern for the third quarter?

<A - Keh-Shew Lu>: Mark, you want to answer this?

<A - Mark King>: Sure, but I need to look at some numbers because in our industry nothing is ever typical. Last year our sequential growth from second quarter to third quarter was roughly 7 percent, okay and roughly in the prior year - what is that, let me see - it was roughly 5 percent. So, generally the third quarter is a growth quarter, some years more than others depending on the performance of the second quarter. But, you know seasonality’s have a tendency to move in our business to some degree, but the third quarter should be in line with what our estimate for growth was this quarter.

<A - Keh-Shew Lu>: Yeah, but I do need to remind you, if typically, historically it’s a growth quarter but when we come out from five consecutive growth quarter or new record quarter, for us a 12 percent, a 12.4% sequential growth. We need to do a lot of effort try to get to the - you know to the 4 to 7% but we need to give that guidance. But it’s a challenge, but we are willing to accept that challenge.

<Q - Shawn Harrison>: I see. Dr. Lu, could you give a more color regarding the main driver or the primary drivers behind your 4 to 7% sequential sales growth forecast?

<A - Keh-Shew Lu>: Well, I think we actually see both growth in our analog acquisition - our analog acquisition and our discrete business. I think we see, had there been more, you know, from percentage wise, analog is a little more than discrete but we see both grow quite a bit. And especially for this quarter, you know, when we grew 12 percent, a lot of them (sales) I’m sure is contribution from our analog acquisition.

<Q - Shawn Harrison>: Right, okay. Your new product sales went up like 160 basis point for the quarter; you know reaching a 25% of total sales. Could you break out a little bit how much contribution from analog products, how much from discrete?

<A - Keh-Shew Lu>: Well, you know, since our definition or industrial definition for the new product really is defined as the new product announced in the past three year…

<Q - Shawn Harrison>: Okay.

<A - Keh-Shew Lu>: The Anachip is quite a brand new company. They have a lot of new product with, you know, with they released during the past three years.

<Q - Shawn Harrison>: Okay.

<A - Keh-Shew Lu>: Therefore, most Anachip product is considered by definition, it’s the new product.

<Q - Shawn Harrison>: Okay.

<A - Keh-Shew Lu>: And therefore, when Anachip grow much faster, it give us the benefit of the new product growth.

<Q - Shawn Harrison>: Okay, I guess my third question is regarding inventory levels at your distribution. Could you give us a little bit color, you know, on the inventory levels at your distributor, is there any inventory build up or do you guys have any concerns there?

<Mark King>: Yeah, I don’t think we have any concerns. Actually, we’ve been communicating for several quarters how actually low distributor inventories levels were. We were actually running at - I, don’t know, at least two year lows over the last several quarters and actually our inventory was quite clean and possibly too low. So, we did have some inventory build in this quarter but we feel it’s in line with the record POS sales we’ve seen. So, we continue to watch it very closely but we think we are in a healthy position.

<Q - Shawn Harrison>: Okay, I see. I guess my final question is regarding capacity utilization. What’s your overall capacity utilization for analog and discrete products?

<A - Keh-Shew Lu>: I don’t separate analog or discrete in our fab and our assembly. Because our analog chip - Anachip does not produce and the wafers are not produced by our fab. We just buy from foundry. And the packaging we are on a way to bring into in our inside but the majority of it is sill outsourced. So, I probably won’t address that in detail at this time. I think from Mark’s speech what he said, for you know we do reduce our wafer sales and convert more capacity to supply our internal usage. I think during several of investment conferences, we are talking about our strategy is very simple. We build capacity with foundry business, then when we need it, we will move out some of our foundry business and convert it for internal usage. And we are successful doing that. Again our capacity utilization in our fab is above 90 percent. And that is increased from, you know, 85% last year to about 90% or they’ve been north of 90 percent. On the assembly side, like I mentioned in the past, we increase the capacity when we see the need. We always try to maintain about 95% utilization and use standard product as a squeeze point and then when we see, we need more capacity we deploy the capital acquire the equipment. And we try to maintain our capital expenditure between 10 to 12% of revenues to support our growth. We are successfully doing that in the past several years and we continue doing that way. And so, our assembly side is still maintained above 95 percent. So, you can say we fully utilize.

<Q - Shawn Harrison>: Right. Then going forward, do you guys have any plans to add capacity at your assembly?

<A - Keh-Shew Lu>: Yeah, we continue. We are going to continue adding the capacity. That’s what our capital expenditure. Remember we took in about 10 to 12% and right now the first six months I think Carl mentioned we I did slightly more than 12 percent, we are 13 percent, okay, because our growth. You know, when we see a 12% growth, we spend a little more to deal with the capacity and therefore we are a little ahead of our typical expansion curve. But, we continue every quarter when we see the need we continue adding the capacity. It’s nice, you know, and as I mentioned to several investors it’s nice to have, you know, the capacity in the same rate cost we only take a very short time to add capacity. Second, you know, you can add a chunk by chunk instead of each time, you know, not like a fab. Each time you spend a lot of money to add capacity. For assembly, you don’t do that. You just add small chunk by chunk. You are adding one production line at a time. You add another floor utilization and then if you fill all the floors then you add another building. So, you can add in chunk by chunk by adding small amount of money each time.

<Q - Shawn Harrison>: Okay. Thank you so much. Congratulations on a great quarter.

<A - Dr. Keh-Shew Lu>: Thank you.

Operator: Next question comes from the line of Bob Duetetner [ph] with Elm Ridge Capital.

<Q>: Yes. Thanks for taking the call. A couple of questions. First, on accounts receivable, the sequential increase was substantially less than the increase in sales. Just wondering Carl are you doing any factoring of receivables? Do you have kind of the same terms from your non-affiliated customers as you do from the related parties on AR? And, I think you mentioned in your earlier comments that you saw some pressure to extend AR terms, but in fact the DSO has been very well controlled. Maybe you can just sort of reconcile those two statements? And, then, I have got a few other questions.

<A - Carl Wertz>: Bob, nice analysis. We did a pretty good job in reducing our AR, but we are constantly under pressure from our customers in Asia and Europe to allow them to have longer terms. That has been one of our primary goals of our sales people that continue to provide quality products and service and not give away the AR. Yet we do lose a little bit. But, we are constantly fighting it. Dr. Lu has driven us to focus on our inventory AR and AP and…

<A - Dr. Keh-Shew Lu>: I think we can say, we did a good job by, you know, resist the pressure. That’s been amazing, we have been at pressure, we see a lot of pressure.

<A - Carl Wertz>: And, we do - all of our related party AR and AP are market driven, they are very consistent with the market in general. So, there is no out of balance conditions in that area as well.

<Q>: Okay. And, no factoring then?

<A>: No. No, we don’t do factoring.

<Q>: Okay. Another question is, can you give us - in the 10-Q, you give us units and ASPs for discrete and wafer and you touched on that a little bit in your comments. Can you give us those figures now?

<A>: Give us a couple of seconds.

<Q>: Sure.

<A>: The discrete ASP if I recall was just slightly negative, about 1 to 2 percent. Okay? Overall ASP - I am sorry, down while units were substantially up. Okay? They were a little bit north of our 12.5% sequential growth.

<Q>: Okay. So, maybe like 14, 15?

<A>: Yeah. Pretty close.

<Q>: Okay. And, then, on wafer?

<A>: The wafer ASP is actually as Dr. Lu said we are running that factory pretty full-out and they were actually up about 3 to 5 percent.

<A - Dr. Keh-Shew Lu>: Yeah. But - the vein [ph] in you from the wafer sale.

<A>: Right. [indiscernible].

<A>: Yeah.

<Q>: So, units must have been down then, the unit for units?

<A - Dr. Keh-Shew Lu>: Yeah. The output because we convert.

<A>: We are using more internally [indiscernible].

<A - Dr. Keh-Shew Lu>: Internally.

<A>: Assembly. <A - Dr. Keh-Shew Lu>: Yeah.

<Q>: Okay. You said for purposes of…

<A - Dr. Keh-Shew Lu>: You know, our - if we keep the same debt, you know, our growth will be even more. But, we can use that site in converting to internal usage reduce the [indiscernible] from wafer sale.

<Q>: Right. Sure. No. I understand what you are doing. Just for purposes of modeling now - I mean, your units - your wafer units were down probably then at that point 15 percent?

<A>: No. The wafer units were actually up.

<A>: The trade revenues are down because we are moving those units over into the assembly house. We are using more and more internally.

<Q>: Okay.

<A>: So, the actual revenue flow was less. But, the units were up because many of those units were used in our assembly sites- in our products that were classified in discrete product revenue rather than wafer revenue.

<Q>: Okay. I understand. Couple of other quick questions. And, the product breakdown, I got 36% computer, 14% telecom, 2% automotive, I missed the other one.

<A>: I think 13% industrial. You know, let me find it, it’s in here.

<A>: Thanks.

<A>: Yeah. It was 36% computer and peripherals, 35% consumer, 14% telecom, 13% industrial, 2%automotive.

<Q>: Okay. And, then, you had also mentioned that there were some competitor shortages in the quarter. Could you go into that in a little bit more detail?

<A>: Yeah. I mean, you know, what we have seen is, for the last two quarters, there are some transitors shortages in some of the commodity products and some of the - certain packages like SOT-23 and so forth. So, we always use that. You know, the strategy of the broad line competitors is to outsource their packaging. So, their reaction to increased demand, it’s generally not very quick. So, we find those as opportunities to gain market share and get design wins that a customer would typically not go back in and source a product that they had multiple sources on. So, we - you know, we see that - you know, we continue to see more and more the trend that less investment from the broad line semiconductors and the packages that we plan. So, quarter-in and quarter-out, we see more and more transitional shortage in certain packages.

<Q>: Are you still seeing those conditions now?

<A>: It seems to have eased slightly. But, I think we will continue to see them through the third quarter. And, frankly, I think every time the market ramps a little bit, we bump up against the capacity window on certain packages. Broad line semiconductors might put higher value products into these packages which open up to us the discretes. It’s support in product areas where other people are less interested.

<Q>: If - for whatever reason you saw some weakness on the analog side, do you anticipate that some of these competitors that have shifted capacity over to analog would shift it back to discretes where the market clearly has some strength or have they made these shifts permanent?

<A>: Frankly, right now, I think - I would say that the analog growth is higher than the discrete growth in general. But, you know, this is a trend that we go through - we have been going through our whole existence. Yes, the broad liners go in and out of marketplaces. But, the more this happens, and it has been happening more and more, the less interested is the customer, isn't accepting them back. So, yes, we always will see - if markets crash - I mean, if markets soften, you will definitely see some from ASP pressure and you will see other things. But, we don’t expect to see a big change. As the units go up - I mean, you know, the units continue to rise. So, there will be continual - as long as there is lack of investment from their side, there will be continued issues in this area.

<Q>: Okay. And, a last question, then I will hop off. This one is for you Dr. Lu, and you may or may not be able to speak to it. But, Lite-On Semi continues to own about 23% of the company. From your talks with them, are they interested in retaining that type of position in the company or should we look at some point for them to further reduce their investment as the Diodes' valuation has risen?

<A - Dr. Keh-Shew Lu>: It’s a great investment for them. And, you know, last time I talked to them for them to sell some share when we do the secondary offering and, they agreed to do that. Since then, I talked to them again, they do not want to reduce any of them. It’s a great investment. I think - in the other hand - you know, we did a good job on the bottom-line. Therefore, they do not have any intention to sell any their shares.

<Q>: Okay. Thank you for your answer. I appreciate it.

<A - Dr. Keh-Shew Lu>: Sure.

Operator: The next question comes from the line of Gary Mobley with A. G. Edwards.

<Q>: Hey, guys. It’s actually Bob Betts [ph] for Gary.

<A>: Hi, Bob [ph].

<Q>: How are you doing?

<A>: Very good.

<Q>: On the Anachip side of the business, I know you commented a little bit and you don’t want to give too much specifics. But, can you kind of qualitatively give some indication of how it did in the quarter? So, you said positive growth and I think I have inferred from your comments that the growth was sequentially higher than the discrete businesses. Is that accurate?

<A - Dr. Keh-Shew Lu>: Yes. The total is 12.4% sequentially and I can tell you the Anachip growth is a little higher than discrete growth, not much higher but it’s higher.

<A>: Okay. So, maybe like mid-teens'ish, 15 percent?

<A - Mark King>: That’s a good estimate.

<A - Dr. Keh-Shew Lu>: Somewhere.

<A - Mr. Carl Wertz>: Well, I think as Dr. Lu and Mark had mentioned - this is Carl, you know, we are gaining the synergies and I think lot of our customers are seeing that Diodes now owns Anachip, they are a lot more comfortable in placing those orders. I think that’s allowing our sales people to work together with our customers and now take more share there.

<Q>: Okay. Excellent. And, just a quick one. I hope I am not making you repeat something you talked about earlier. On the income interest line, that bumped up, you know, a fair amount this quarter. Just wondering if you could give some quick color on where that comes from and is that sustainable going forward?

<A>: It's - we mention we have the $100 million of cash and short-term investments.

<Q>: Okay.

<A>: And, that’s driving a substantial number of that income. We also had an improvement in foreign currency transactions this quarter. So, you know, last quarter, we had about $700,000 interest income. This quarter, we had just a tad over a $1 million interest and about a $200,000-, $250,000 improvement in currency effects.

<Q>: Okay. So, going forward, around a $1 million mark is better for modeling probably?

<A>: Yes.

<Q>: Okay.

 <A - Dr. Keh-Shew Lu>: And we had the acquisition.

<Q>: Got you.

<A - Dr. Keh-Shew Lu>: You know, the purpose of secondary offering is for [indiscernible]. So…

<Q>: Okay. So should I not bother putting it in the model for Q3 and you will be used up?

<A - Dr. Keh-Shew Lu>: [indiscernible]. No.

<Q>: Oh! Come on, you can't blame me for taking that shot. And, then, last, just a clarification. On the CapEx, you said year-to-date is 27 million. I have in our model and [indiscernible].

<A - Dr. Keh-Shew Lu>: Wait, wait, wait. Year-to-date?

<Q>: I thought you said for the first six months it was 27 million.

<A>: All right. Yeah.

<Q>: I have a 11.8 million for Q1, am I off, which will make it closer to 29.

<A - Dr. Keh-Shew Lu>: Do you - excluding the 6 million, we had 6 million for buying the building.

<Q>: Okay.

<A - Dr. Keh-Shew Lu>: That - I don’t know how. You need to get those math. I know one thing this when we say the number we say we have 13% of our revenue and excluding the $6 million for the building which is not production-related.

<Q>: Okay.

<A - Dr. Keh-Shew Lu>: Okay.

<Q>: Okay. Maybe that’s where it is, I will go back and check.

<A - Dr. Keh-Shew Lu>: Yeah.

<Q>: All right. That’s all I have got guys. Thanks.

<A>: Thank you.

<A>: Thank you.

Operator: The next question comes from the line of Alex Gauna with UBS.

<Q>: Yes. Thank you. This is Stevenson [ph] calling on behalf of Alex. First question I had is, relates to your analog products. Can you give us some more color on what the current ASP environment is like for the analog product, especially the power measurement ICs? And, moving forward, do you expect competition from some of your competitors in that space?

<A>: Probably, it's a little bit more competitive than we are seeing in the discrete. The discrete is a little stable. In the raw commodity area in the analog products, we are seeing a little bit more pressure, but not significant pressure. And, you know, we - you know, they are a little higher ASPs there in discrete. So, we see more room - slightly more room for continual decrease, but we don’t expect anything dramatic.

<Q>: And, once you guys, do you have the majority or all of the analog products converted over to your internal capacity from a packaging and back-end testing point of view, is that sort of a onetime benefit to margins or are you able to continually extract more cost savings from the back-end?

<A - Dr. Keh-Shew Lu>: I should say we do not really move the majority into our facilities yet. Now, our first six months is try to upgrade a product, qualify the product and gradually move into our own facility. And, so, you know, till today, we do not have majority of product moving yet. That is a future synergy.

<Q>: Okay. And, remember - can you please remind what was the timeframe for I guess, you know, maybe hitting 50% or more of conversion?

<A - Dr. Keh-Shew Lu>: What's the question again?

<Q>: Yeah. What was the I guess the approximate timeframe for converting let's say half of the analog products to your internal resources?

<A - Dr. Keh-Shew Lu>: Well, it depended on the time because we adding capacity, but our priority is to support our new business. That’s number one priority. Then, when we have excess capacity, we will see because all the product today can support by our separate sub contractors. And, so the equipment we are adding capacity is for new business - new design win especially all the energy product when they do the brand conversion and then start to qualify by our facility those new business going to be a priority to support from our own facility. And, so, if we - you know, if we have the room to move in, we will. But, that moving will be based on availability of capacity.

<Q>: Okay. Understand. And, my last question is regarding your book-to-bill. So, understand that it's still about 1 this quarter. But, compared to last quarter, looking at your direct versus disty customers, can you give us a sense as which - what's the best view, you know, potentially more strength entering this quarter and how you expect that to address this quarter into next?

<A - Dr. Keh-Shew Lu>: Mark, you want to take this?

<A - Mark King>: Yeah. You know, I don’t have the exact figures in front of me. But, I think they are pretty much parity to last quarter's, maybe OEM is slightly stronger this quarter than disti. But, Idon’t think there is any significant differences.

<Q>: Okay. Fine.

<A - Dr. Keh-Shew Lu>: Yeah.

<Q>: No. I mean, [indiscernible] yeah.

<A - Dr. Keh-Shew Lu>: You know, Mark, will you answer that and worry about I say okay the same stuff, 12 percent, we said 4 to 7 percent.

<Q>: Okay.

<A>: And, remember, it's not the same on an equivalent base. I mean, you know, we are up. So, there is a different thing, you know? But - I mean, in relative terms to the book-to-bill and who is booking and I think it's in relative parity.

<Q>: Okay. Thank you. And, I guess a related question to that is, is computing expected to still be the big driver for the current quarter or you see more of a shift back to consumer electronics-type products?

<A - Dr. Keh-Shew Lu>: Well, I think we should see same for the third quarter which is generally a computer segment and a consumer quarter. So, I would expect to see flows coming from both of those segments. You know, the computer segment, anybody says anywhere from 8 to 10% should be up in notebook and motherboard. But, then, there is some questions about the release of Microsoft programs, some other different thing. We see some softening slightly in the LCD monitor and TV marketplace. So, there - but, we should see some increase in maybe digital audio players and some of the more consumer base things in this quarter. So, I think between the two of them, those should be where the drivers are.

<Q>: Okay. Great. Thank you, and again congratulations on a great quarter.

<A>: Thank you.

<A - Dr. Keh-Shew Lu>: Thank you.

Operator: At this time, I do show there are no more audio questions in queue. Do you have any closing remarks, sir?

Company Representative: Do we have any closing remarks?

Dr. Keh-Shew Lu, : Well, actually, number one, thank you for participate the conference call. I think we had a very strong second quarter. I believe our strategy is working. And, I believe our Anachip acquisition is successful. Move forward, I think we are going to continue our growth and will continue to put in more effort in the customer support, in the capacity expansion and continue our effort of M&A. So again, thank you for joining the conference call. Company Representative Thank you.